UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 6, 2020 (August 4, 2020)

BLACKROCK TCP CAPITAL CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	814-00899	56-2594706
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2951 28th Street, Suite 1000 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

(310) 566-1000
Registrant’s telephone number, including area code
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TCPC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2020, TCP Capital Corp., (“TCPC”) announced that its direct, wholly-owned portfolio holding company subsidiary, TCPC Funding II, LLC, a Delaware limited liability company (the “Portfolio Holdco”), has established a new $200 million revolving credit facility with Morgan Stanley, as administrative agent (the “Credit Facility”). The Credit Facility contains an accordion feature pursuant to which the credit line may increase up to an aggregate of $250 million, subject to consent of the administrative agent and other customary conditions.

The Credit Facility matures on August 4, 2025 and generally bears interest at LIBOR plus 2.00%.

The Credit Facility is secured by all of the assets held by the Portfolio Holdco. Under the Credit Facility, the Portfolio Holdco has made certain customary representations and warranties, and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. The Credit Facility includes usual and customary events of default for credit facilities of this nature.

The description above is only a summary of the material provisions of the Credit Facility and is qualified in its entirety by reference to the Loan and Servicing Agreement, a copy of which is filed as Exhibit 10.1, to this current report on Form 8-K and by this reference incorporated herein.

On August 6, 2020, TCPC issued a press release announcing the Portfolio Holdco’s entry into the Credit Facility. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with entering into the Credit Facility, TCPC Funding I LLC (“TCPC Funding”), a Delaware limited liability company and wholly-owned subsidiary of TCPC, terminated the Loan Financing and Servicing Agreement (the “TCPC Funding Facility”), dated as of May 7, 2019, with TCPC Funding, as borrower, the lenders from time to time parties thereto, as lenders, Deutsche Bank AG, New York Branch, as facility agent, the other parties thereto, and Wells Fargo Bank, National Association, as collateral agent and as collateral custodian. TCPC Funding repaid all outstanding loans under the TCPC Funding Facility in full in connection with this termination.

Item 2.02. Results of Operations and Financial Condition.

On August 6, 2020, the registrant issued a press release announcing its financial results for the second quarter ended June 30, 2020. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under 1.01 is incorporated by reference herein.

Item 5.02. Departures of Directors; Election of Directors.

Effective August 4, 2020, Brian F. Wruble retired from his position as a director of the registrant. Mr. Wruble’s retirement was not a result of any disagreement with the registrant on any matter relating to the registrant’s operations, policies or practices.

On August 4, 2020, the registrant’s board of directors (the “Board”) appointed Andrea L. Petro to the Board as an independent director, effective immediately. The Board has determined that Ms. Petro is not an “interested person” as defined in Section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”) and is independent within the meaning of the independence standards of the NASDAQ Marketplace Rules.

In the last fiscal year, the registrant has not engaged in any transaction in which Ms. Petro or a person related to Ms. Petro had a direct or indirect material interest. To the registrant’s knowledge, there is no arrangement or understanding between any of its officers and directors and Ms. Petro pursuant to which Ms. Petro was selected to serve as a director.

Set forth below is certain information with respect to Ms. Petro:

Biographical Information

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	No. of Portfolios in Fund Complex Overseen	Other Public or Investment Company Directorships Held by Director
Andrea L. Petro 2951 28th Street, Suite 1000, Santa Monica, California 90405 Age: 67	Director, Audit Committee Member, Governance and Compensation Committee Member and Joint Transactions Committee Member	2021; August 4, 2020 to present
From June 2018 to February 2020, Ms. Petro served as Managing Director and Group Head of the Specialty Commercial Finance Group of Waterfall Asset Management. Ms. Petro previously worked at Wells Fargo Capital Finance from December 2000 to December 2017 as the Executive Vice President and Group Head of the Lender Finance Division and Supply Chain Finance Division. Ms. Petro currently serves as a member of the MS Finance Advisory Board of the McCombs School of Business at the University of Texas at Austin and as a member of the board of directors of the Secured Finance Foundation (formerly known as the Commercial Finance Association (“CFA” )). She also served as the President of the CFA from 2016 to 2017 and currently serves as a member of the Secured Finance Foundation board of directors
				1 BDC consisting of 1 Portfolio	None.
Each director’s ability to perform his or her duties effectively is evidenced by his or her educational background or professional training; business, consulting, public service or academic positions; experience from service as a member of the Board, other investment companies, public companies, or non-profit entities or other organizations; ongoing commitment and participation in Board and committee meetings, as well as his or her leadership of 12 standing committees; or other relevant life experiences. Information about the specific experience, skills, attributes and qualifications of Ms. Petro, which led to the Board’s conclusion that Ms. Petro should serve as a director of the registrant, is provided below.

Andrea Petro: Ms. Petro is a director, Governance and Compensation Committee member, Audit Committee member and Joint Transactions Committee member. Ms. Petro is an independent consultant providing advice for lenders in the specialty commercial and consumer finance sectors. She served as Managing Director and Group Head of the Specialty Commercial Finance Group of Waterfall Asset Management from June 2018 through February 2020. Ms. Petro previously worked at Wells Fargo Capital Finance from December 2000 to December 2017 as the Executive Vice President and Group Head of the Lender Finance Division and Supply Chain Finance Division. Ms. Petro currently serves as a member of the MS Finance Advisory Board of the McCombs School of Business at the University of Texas at Austin and as a member of the board of directors of the Secured Finance Foundation (formerly known as the Commercial Finance Association (“CFA”)). She also served as the President of the CFA from 2016 to 2017 and currently serves as a member of the Secured Finance Foundation board of directors. Ms. Petro holds a Master of Business Administration degree in finance from the McCombs School of Business at the University of Texas and a Bachelor of Arts degree with a concentration in Russian and Soviet Studies from Kent State University. Ms. Petro’s knowledge of financial and accounting matters qualifies her to serve as a member of the registrant’s Audit Committee.

Ms. Petro’s Audit Committee Membership

The Board has determined that Ms. Petro is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934 (the “1934 Act”). In addition, Ms. Petro meets the current independence and experience requirements of Rule 10A-3 of the 1934 Act and, in addition, is not an “interested person” of the registrant or of its investment adviser as defined in Section 2(a)(19) of the 1940 Act.

Security Ownership

The following table sets forth, as of August 4, 2020, the beneficial ownership of Ms. Petro in the registrant. Unless otherwise indicated, we believe that Ms. Petro has sole voting and investment power with respect to all shares of the registrant she beneficially owns and has the same address as the registrant. The registrant’s address is 2951 28th Street, Suite 1000, Santa Monica, California 90405.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Andrea Petro	0	*
•Represents less than 1%.

The following table sets out the dollar range of the registrant’s equity securities beneficially owned by Ms. Petro as of August 4, 2020. The registrant is not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Name of Director	Dollar Range of Equity Securities in the Registrant(1)
Andrea Petro	None
(1) Dollar ranges are as follows: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.

Item 7.01. Regulation FD Disclosure.

On August 4, 2020, the registrant issued a press release, included herewith as Exhibit 99.1, announcing the declaration of a third quarter dividend of $0.30 per share payable on September 30, 2020 to stockholders of record as of the close of business on September 16, 2020.

The information disclosed under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1	Loan and Servicing Agreement, Dated as of August 4, 2020.
99.1	Press Release, Dated as of August 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock TCP Capital Corp.

Date: August 6, 2020

	By:	/s/ Paul L. Davis
	Name:	Paul L. Davis
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Loan and Servicing Agreement, Dated as of August 4, 2020.
99.1	Press Release, Dated as of August 6, 2020.